Chase Securities, Inc.
270 Park Avenue
New York, New York 10017-2070







October 10, 1996




Ms. Donna Cambas
National Fuel Gas Company
10 Lafayette Square - Room 1500
Buffalo, New York  14203


Dear Ms. Cambas,


The is to advise you that in connection with the distribution of commercial paper for the National Fuel Gas Company from July 1, 1996 to September 30, 1996 all sales and resales on your behalf by Chase Securities, Inc. were made only to those customers included in the Confidential List retained by the corporation of National Fuel Gas Company's commercial paper program. The issuance of National Fuel Gas Company commercial paper and sales thereof were made in accordance with the provisions of that program. A summary of all trade activitiy for the quarter is attached.


Sincerely,

/s/ Anton J. Schubert

Anton J. Schubert
Vice President

PAGE 2


Chase Securities, Inc.
270 Park Avenue
New York, NY 10017-2070


                        NATIONAL FUEL GAS COMPANY

                     Third Quarter Performance Report


    PAR        ISSUE      MATURITY
  AMOUNT        DATE        DATE       RATE      YIELD        TERM      TYPE

10,000,000    07/02/96  09/05/96       5.50    5.5552       65 Days  Discounted
10,000,000    07/22/96  10/11/96       5.50    5.5689       81 Days  Discounted
15,000,000    07/25/96  10/18/96       5.50    5.5724       85 Days  Discounted
 5,000,000    07/25/96  09/17/96       5.47    5.5153       54 Days  Discounted
15,000,000    07/31/96  10/30/96       5.55    5.6290       91 Days  Discounted
 5,000,000    08/01/96  11/08/96       5.55    5.6360       99 Days  Discounted
 5,000,000    08/19/96  11/18/96       5.42    5.4953       91 Days  Discounted
15,000,000    08/26/96  12/06/96       5.45    5.5355      102 Days  Discounted
15,000,000    08/26/96  12/16/96       5.45    5.5440      112 Days  Discounted
10,000,000    09/26/96  12/04/96       5.45    5.5075       69 Days  Discounted

__________

105,000,000

                                              /s/Anton J. Schubert
                                              Anton J. Schubert, Vice President